CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. OMISSIONS ARE MARKED [*******].

ORIGINAL DOCUMENTS

ADDENDUM 2

TO LEASE AGREEMENT BY AND BETWEEN

CYTYC SURGICAL PRODUCTS COSTA RICA, S. A.

& ZONA FRANCA COYOL, S. A.

AND DELIVERY OF PHASE IIIB

SECOND AMENDMENT TO LEASE AGREEMENT

Entered into at the city of San José and effective as of the 22nd day of the month of September, of the year 2008, between:

Banco Cuscatlán de Costa Rica, S. A., a company organized and existent in accordance with the laws of Costa Rica with main offices in San José, La Uruca, 150 meters north from the John Paul the Second bridge, corporate identification number three- one hundred and one- cero sixty four thousand and fifty one, (the “Fiduciary”), hereon, represented by Manuel Marenco Fernandez, [*******], acting with sufficient authority for the execution of this Amendment to the Lease Agreement, which legal representation is duly recorded in the Persons Section of the Public Registry,

Zona Franca Coyol S.A., corporate identification card number three- one hundred one-four hundred and twenty thousand five hundred twelve, registered in the Mercantile Section of the Public Registry under book five hundred sixty, entry ten thousand three hundred and seventy eight, consecutive one here on represented by André Gamier Kruse, [*******], and Alvaro Carballo Pinto, [*******], acting jointly and with sufficient authority for the execution of this lease agreement which legal representation is duly recorded in the Mercantile Section of the Public Registry under book five hundred and sixty five, entry eleven thousand five hundred and ninety two, consecutive one, company acting as Lessor (the “Lessor”), and

Cytyc Surgical Products Costa Rica S.A., corporate identification number three - one hundred one - three hundred forty eight thousand seven hundred fifty nine, (the “Lessee”), registered in the Mercantile Section of the Public Registry under book one thousand six hundred ninety, page one hundred sixty eight, entry two hundred three, represented in this act with enough power by Javier Gomez Morales, [*******], acting with sufficient authority for the execution of this Amendment to the Lease Agreement, which legal representation is duly recorded in the Persons Section of the Public Registry,

Lessor, Lessee and Fiduciary shall each and collectively be referred to as a “Party” or the “Parties”. Words

RECITALS:

1.
Whereas, ZONA FRANCA COYOL, as Lessor entered into a Lease Agreement on April 23rd 2007 (“Lease Agreement”), according to which the Lessor would build and lease to Lessee a manufacturing facility and office building, the “Premises”.

2.
Whereas, on August, 2007, the Lessor executed a Trust Agreement, and the Premises were transferred to Banco Cuscatlan de Costa Rica, S. A. in trust, through the so called Zona Franca Coyol / Citibank / Cuscatlan / Two thousand and seven Guaranty Trust (“Trust Agreement”);

3.	Whereas, on July 22nd, 2008, Parties entered into the First Amendment to the Lease, in order to, among other things, amend Sections 2.02 A and B, 2.05, and Section 3 of the Lease.

4.	Whereas, as a consequence of Lessee Changes duly evidenced by Change Orders # 1 to 7, 9 to 15, 17 to 19, 21, and 22, there was an [*******] in the cost of Lessor's Work in the Premises of a [*******].

5.	Whereas, in accordance with Section 2.04 of the Lease, Parties wish to mutually agree on the form and method of payment by Lessee to Lessor of such [*******] of Lessor's Work as part of the Rent.

Now, therefore, based on mutual negotiations between the Parties, they have agreed to execute this Second Amendment to the Lease Agreement (the “Amendment”), under the following terms and conditions:

I.	Capitalized Terms
All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

II.	Amendment to Section 3.01 “Rent, Fees”
The parties hereby agree and accept to amend Section 3.01 of the Lease Agreement, as follows:

“3.00. Rent and Fees

Rent will be paid in monthly installments. Commencing as of the Final Date of Delivery of Phase III-A, the monthly rent to be paid for the Premises (the “Rent”) by the Lessee shall be [*******], and commencing as of the Final Date of Delivery of Phase III-B the monthly Rent shall be [*******], equivalent, the latest amount, to:

[*******]

Lessee shall have the right, within thirty (30) days after the completion of each Phase of Lessor's Work to measure the Premises jointly with the Lessor, and the measurement method shall be at central axis of walls and columns. If after such measurement, it is determined that the actual area of the Premises (or any portion) is less than the amounts set forth above, the Rent shall be reduced accordingly. However, Lessee accepts that the total area measured may have a difference of up to two percent (2%) of the area set forth above, and in such case a reduction or increase in Rent will not apply. Any dispute as to such measurement shall be submitted to an Engineers and Architects Board Arbitration process, in accordance with the procedural rules of such institution.

The Lessee shall begin making such payments as of the Final Date of Delivery of Phase III-A, in the amount established in the first paragraph of this Section 3.00 ([*******]) and in compliance with the terms and conditions agreed under this Lease. As of the Final Date of Delivery of Phase III- B, Lessee will begin making payments for the full amount established in the first paragraph of this Section 3.00 ([*******]. The Rent shall be paid for each month in advance within the first five calendar days of each month, and net of all taxes including but not limited to value added taxes and other than income taxes. If the Final Delivery Date is not on the first day of the month, Rent for the first month will be prorated, so that Lessee only pays Rent for the days remaining for such month to end, counting since the Final Date of Delivery. During the first 45 days of the Lease Agreement, the Lessee has a right to request additional internal offices, of an area of up to [*******] per month per every square meter.

Every year, on the anniversary of the Final Date of Delivery of Phase III-B, the monthly Rent shall undergo a [*******], using as basis for such [*******] paid in the last month of the previous twelve month period (“[*******]”). The first increase will be effective as of the first anniversary of the Final Date of Delivery of Phase III-B, and thereafter all yearly increments shall be paid Lessee shall have the right, within thirty (30) days after the completion of each Phase of Lessor's Work to measure the Premises jointly with the Lessor, and the measurement method shall be at central axis of walls and columns. If, after such measurement, it is determined that the actual area of the Premises (or any portion) is less than the amounts set forth above, the Rent shall be reduced accordingly. However, Lessee accepts that the total area measured may have a difference of up to two percent (2%) of the area set forth above, and in such case a reduction or increase in Rent will not apply. Any dispute as to such measurement shall be submitted to an Engineers and Architects Board Arbitration process, in accordance with the procedural rules of such institution.

The Lessee shall begin making such payments as of the Final Date of Delivery of Phase III-A, in the amount established in the first paragraph of this Section 3.00 ([*******]) and in compliance with the terms and conditions agreed under this Lease. As of the Final Date of Delivery of Phase III- B, Lessee will begin making payments for the full amount established in the first paragraph of this Section 3.00 ([*******]. The Rent shall be paid for each month in advance within the first five calendar days of each month, and net of all taxes including but not limited to value added taxes and other than income taxes. If the Final Delivery Date is not on the first day of the month, Rent for the first month will be prorated, so that Lessee only pays Rent for the days remaining for such month to end, counting since the Final Date of Delivery. During the first 45 days of the Lease Agreement, the Lessee has a right to request additional internal offices, of an area of up to [*******], that shall be charged at a rental [*******] per month per every square meter.

Every year, on the anniversary of the Final Date of Delivery of Phase III-B, the monthly Rent shall undergo a [*******], using as basis for such [*******] the Rent paid in the last month of the previous twelve month period (“[*******]”). The first [*******] will be effective as of the first anniversary of the Final Date of Delivery of Phase III-B, and thereafter all yearly increments shall be paid accordingly until the expiration of the Lease.

Rent and any other Payments shall be made in full and in cash, check, or electronic transfer to the Lessor's account. The validity of any form of payment different than cash, will be subject to its approval and final credit in favor of the Lessor by the bank. In case of wire transfers, the Lessee shall notify in writing to the Lessor, the date in which the transfer was executed, and such payment shall be deemed made on the date on which the transfer is credited by the Lessor's bank to the Lessor's account. The Lessee must pay all applicable transfer fees or bank charges. For purposes of this Lease, the Lessor's address shall be the address where payments should be made. In the event that the beginning or end of the term of this Lease is not the first of a month, rent shall be prorated such that the Lessee shall only pay the portion of the rent allocated to the portion of the month the Premises is occupied by the Lessee. Claims pertaining to breach of rent payment are not subject to arbitration.

Except as expressly set forth in this Lease: (i) the Lessee shall make all payments in accordance with this Lease without any deductions, and (ii) in the event the Lessee finds himself obligated to make deductions or withholdings, originated in a value added or sales tax, or any other circumstance that may reduce the amount to be received by the Lessor, the Lessee must increase Rent to an amount that will allow Lessor to receive a net amount equal to the original agreed Rent.

The Lessee shall be solely responsible for the payment of any and all utilities and any other installations or services not included in the Service Agreement. The Lessee shall pay utilities in accordance with applicable fees and usage shall be determined by the meters specifically installed for such purpose by the carriers of these services or the Lessor, as may be the case.

In addition, during the term of this Lease, the Lessee shall be solely liable for the payment of monthly service fees in compliance with the Service Agreement that the Lessee has concurrently entered into with the Lessor or current Manager of the Park. The Service Agreement is attached as Exhibit Nine hereto. Service fees under the Service Agreement are currently [*******], for a total amount of [*******].

All monetary obligations contained herein are part of Lessee's basic obligation to pay rent, as established under articles twenty five and sixty four of the “Ley General de Arrendamientos Urbanos y Suburbanos “ number 7527 and its amendments (General Urban and Suburban Lease Law) in effect in Costa Rica. Lessee will not be responsible for payment of any other obligation not specifically contemplated in this Agreement.”

III.	Prevailing clauses:

The execution of this Amendment does not affect the legal effect of any clauses of the Lease Agreement or its Exhibits or previous Amendments, not specifically modified in this Amendment. Therefore, all provisions of the Lease Agreement and its Exhibits not specifically amended shall keep their full validity and effect.

IV.	Acceptance by the Trustee.

Banco Cuscatlan de Costa Rica, S. A., acting solely as the trustee of the Trust Agreement, hereby acknowledges the covenants taken herein, prior authorization of the Main Beneficiary and express request of the Trustor.

Notwithstanding the foregoing, all parties agree and acknowledge that all income generated as product of the Lease, unless if Lessor is in default, will be received only by the Lessor, since the Lessor is the direct beneficiary of such revenues, and therefore, he shall comply with any tax obligation whether material or formal. The parties also agree that the exclusive purpose of the Trust Agreement (and its amendments) is to secure the loans set forth therein; therefore it does not have any kind of lucrative activity, being that the duties of the Trustee are limited to: (i) hold the trust ownership of the entrusted assets, and (ii) transfer the entrusted assets, in accordance with the terms and conditions established in the Trust Agreement. Also, the parties agree that as long the Lessor keeps acting as the contractor of the overall land (within which, the leased premises are located), he will assume and undertake all obligations provided in the Lease Agreement and this amendment.

IN WITNESS WHEREOF, the Parties hereto have executed this Second Amendment as of the date first above written.

[Signature]	[Signature]
By/ Cytyc Surgical Products de Costa Rica S.A. Lessee	By/ Banco Cuscalán de Costa Rica S.A. Trustee

[Signature]	[Signature]

Zona Franca Coyol S.A.

Lessor